Exhibit 5.1

ALSTON&BIRD LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

404-881-7000

Fax: 404-881-7777

www.alston.com

August 30, 2005

HomeBanc Corp.

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HomeBanc Mortgage Corporation

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HMB Capital Trust II

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

HMB Capital Trust III

2002 Summit Boulevard, Suite 100

Atlanta, Georgia 30319

Re:	Universal Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by HomeBanc Corp., a Georgia corporation (the “Company”), HomeBanc Mortgage Corporation, a Georgia corporation and wholly-owned subsidiary of the Company (“HBMC”), HMB Capital Trust II, a Delaware statutory business trust (“HMB Trust II”) and HMB Capital Trust III, a Delaware statutory business trust (“HMB Trust III” and, together with HMB Trust II, the “HMB Trusts”), relating to the offering from time to time, together or separately and in one or more series, of the following securities:

(A)	of the Company:

(i)	common stock (including 10,448,157 shares of common stock to be offered from time to time by certain selling shareholders named in the Registration Statement, the “Selling Shareholders”);

(ii)	preferred stock;

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HomeBanc Corp.

August 30, 2005

(iii)	depositary shares;

(iv)	warrants;

(v)	stock purchase contracts;

(vi)	senior debt securities;

(vii)	subordinated debt securities;

(viii)	guarantees of senior and subordinated debt securities; and

(ix)	guarantees of the preferred capital securities of the HMB Trusts (collectively the “Company Securities”);

(B)	of HBMC:

(i)	senior debt securities;

(ii)	subordinated debt securities;

(iii)	guarantees of senior and subordinated debt securities; and

(iv)	guarantees of the preferred capital securities of the HMB Trusts (the “HBMC Securities,” and collectively with the Company Securities, the “Securities”);

(C)	of HMB Trust II: preferred capital securities, as guaranteed by the Company or HBMC; and

(D)	of HMB Trust II: preferred capital securities, as guaranteed by the Company or HBMC.

The Securities, together with the preferred securities of HMB Trust II and HMB Trust III, will have an aggregate offering price of up to $500,000,000 and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Act.

The senior debt securities of the Company and HBMC are each to be issued pursuant to an indenture to be entered into by and between U.S. Bank National Association, as trustee (the “Trustee”) and the Company and HBMC, respectively. The subordinated debt securities of the Company and HBMC are each to be issued under a separate indenture for subordinated debt, to be entered into by and between the Trustee and the Company and HBMC, respectively. Each of the indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).

The preferred capital securities of HMB Trust II and HMB Trust III, or both, are to be issued from time to time pursuant to an amended and restated declaration of trust, to be entered into by and among the Company, the Trustee, Wilmington Trust Company, as Delaware trustee (the “Delaware Trustee”), and administrative trustees to be named therein. Each amended and restated declaration of trust will be subject to and governed by the TIA. The preferred capital securities of either of the HMB Trusts will only be offered in connection with the purchase by the HMB Trusts of junior subordinated debt securities issued by the Company or HBMC. The trust guarantees will be evidenced by a

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August 30, 2005

guarantee agreement (the “Guarantee Agreement”) entered into by and between the Company or HBMC and Wilmington Trust Company (the “Guarantee Trustee”) only if either of the HMB Trusts makes a future offering of preferred securities. Either the Company or HBMC may issue junior subordinated debentures pursuant to their respective subordinated indentures, as supplemented, to HMB Capital Trust II or HMB Capital Trust III.

Depositary shares of Company preferred stock will be deposited under a deposit agreement by and between the Company and a bank or trust company as depositary, and evidenced by depositary receipts. Each depositary receipt will represent a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share will represent will be set forth in the applicable prospectus supplement to the Registration Statement.

The Company may issue warrants either independently or together as units with other Securities and will be issued pursuant to a warrant agreement by and between the Company and a bank or trust company as warrant agent. Terms of the warrants and the warrant agreement will be set forth in the applicable prospectus supplement to the Registration Statement.

Stock purchase contracts of the Company will be issued independently or together as units with other Securities. The terms of the stock purchase contracts will be set forth in the applicable prospectus supplement to the Registration Statement.

As counsel to the Company and HBMC, we have examined the relevant corporate and other documents, and made such other examinations of matters of law and of fact as we have considered appropriate or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. We have also assumed that each of the Company and HBMC has been duly organized and is validly existing as a corporation under the laws of the States of Georgia and Delaware, respectively, and each of the HMB Trusts has been duly organized and is validly existing as a statutory trust under the laws of the State of Delaware. We have relied upon the statements contained in the Registration Statement and statements of officers of the Company and HBMC, and we have made no independent investigation with regard thereto.

To the extent that the obligations of the Company under any warrant agreement, deposit agreement (and the rights of any holder of depositary shares under any deposit agreement) or indenture may be dependent upon such matters, we assume for purposes of this opinion that: (i) the applicable warrant agent, depositary or Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the warrant agent, depositary or Trustee has the requisite organizational

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August 30, 2005

and legal power and authority to perform its obligations under the warrant agreement, deposit agreement or indenture, as applicable; (iii) the warrant agreement, deposit agreement or indenture has been duly authorized, executed and delivered by the warrant agent, depositary or Trustee, as applicable, and constitutes the valid and binding obligation of the warrant agent, depositary or Trustee, as applicable, enforceable against the warrant agent, depositary or Trustee, as applicable, in accordance with its terms; and (iv) the warrant agent, depositary or Trustee is in compliance, with respect to acting as a warrant agent, depositary or trustee under the warrant agreement, deposit agreement or indenture, as applicable, with all applicable laws and regulations.

Based upon the foregoing, and subject to all of the other assumptions, limitations and qualifications set forth herein, we are of the opinion as follows:

1.	The shares of Company common stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the shares of the common stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) if such common stock is in certificated form, certificates representing the shares of common stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company’s Board of Directors upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the common stock), will be validly issued, fully paid and nonassessable.

2.

The shares of the Company preferred stock, when (A) the Board of Directors of the Company has taken all necessary corporate action to designate the relevant rights, preferences, privileges, limitations or restrictions of a series of preferred stock and to approve the issuance and terms of the offering of the shares of a series of preferred stock, whether in certificated or uncertificated form, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of an Amendment to the Company’s Articles of Incorporation relating to such series of preferred stock (the “Amendment”) and the filing of the Amendment with the Secretary of State of the State of Georgia, and (B) if

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August 30, 2005

such preferred stock is in certificated form, certificates representing the shares of preferred stock of that series have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company’s Board of Directors upon payment of the consideration therefor (not less than the par value of the preferred stock) provided for therein or (ii) upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, upon receipt of the consideration approved by the Board of Directors of the Company therefor (not less than the par value of the preferred stock), will be validly issued, fully paid and nonassessable.

3.	The depositary shares of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of the depositary shares, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the depositary agreement or agreements relating to the depositary shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (C) the shares of preferred stock underlying such depositary shares have been duly and validly issued and are fully paid and nonassessable as contemplated in Paragraph 2 above and deposited with a bank or trust company (which meets the requirements for depositary set forth in the Registration Statement) under the applicable depositary agreements, and (D) the depositary receipts representing the depositary shares have been duly executed, countersigned, authenticated, registered and delivered in accordance with the appropriate depositary agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company’s Board of Directors of the Company upon payment of the consideration provided for therein, will be validly issued.

4.

The warrants of the Company, when (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering of warrants, including the authorization of the underlying securities, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the warrant agreement or agreements relating to the warrants have been duly executed and delivered by the Company and the warrant agent appointed by the Company, and (C) certificates representing the warrants have been duly executed,

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August 30, 2005

countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, agency or similar agreement approved by the Company’s Board of Directors upon payment of the consideration provided for therein, will be enforceable and the underlying securities will be validly issued, fully paid and nonassessable.

5.	The stock purchase contracts of the Company, when (A) the Company’s Board of Directors has taken all necessary corporate action to approve the issuance and terms of the offering of stock purchase contracts and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the stock purchase contracts have been duly executed and delivered by the Company and the other parties thereto, and (C) certificates, if any, evidencing the stock purchase contracts have been duly executed, countersigned, registered and delivered in accordance with the applicable stock purchase contract agreement approved by the Company’s Board of Directors upon payment of the consideration provided for therein, will be validly issued.

6.	Each series of the senior debt securities and subordinated debt securities of the Company or HBMC, when duly established pursuant to the terms of the senior and subordinated indentures, respectively, as amended and supplemented, in each case so as not to violate any applicable law or any agreement or instrument to which the Company or HBMC, as appropriate, is a party or by which it is bound, and duly executed, authenticated and issued as provided in an indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company or HBMC, as appropriate, entitled to the benefits of the indenture under which the obligations are issued subject to (A) bankruptcy, insolvency, receivership, conservatorship, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (B) general principles of equity (regardless of whether considered in a proceeding at law or in equity), including the following: (i) principles governing the availability of specific performance, injunctive relief or other traditional equitable remedies; (ii) principles affording traditional equitable defenses (e.g., waiver, laches and estoppel); (iii) good faith and fair dealing; (iv) reasonableness; (v) materiality of the breach; (vi) impracticability or impossibility of performance; (vii) the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the Company or HBMC, as appropriate; and (viii) unconscionability and (C) the fact that indemnity and contribution may not be available as a result of public policy under federal and state securities laws. Collectively, such exceptions are referred to as the “Bankruptcy and Equity Exceptions.”

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7.	Each Guarantee Agreement of the Company or HBMC, when it has been duly authorized, executed and delivered by the Company or HBMC, in each case so as not to violate any law or any agreement or instrument to which the Company or HBMC, as appropriate, is a party or by which it is bound, and assuming due authorization, execution, authentication and delivery by the Guarantee Trustee for good consideration, will constitute a valid and legally binding obligation of the Company, enforceable against the Company or HBMC, as appropriate, in accordance with its terms except as the enforcement thereof may be subject to the Bankruptcy and Equity Exceptions.

In rendering the opinions expressed above, we have further assumed that: (i) all Securities will be issued and sold, and all related documents, instruments and agreements will be duly executed and delivered for good consideration and in compliance with applicable law; (ii) the Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of an agreement or agreements duly authorized and validly executed and delivered by the parties thereto; (iii) the Company or HBMC, as appropriate, will authorize the offering and issuance of the Securities and will authorize, approve and establish the final terms and conditions thereof and of any applicable warrant agreement, stock purchase contract agreement or depositary agreement and will take any other appropriate additional corporate action; and (iv) certificates representing the Securities will be duly executed and delivered and, to the extent required by the applicable indenture, warrant agreement, stock purchase contract agreement or depositary agreement, duly authenticated and countersigned. If certificates representing any Securities are not used, we have assumed that the Securities are represented by book entry or other means in accordance with applicable law, rules and regulations, including the regulations of the securities exchange or over the counter market where such securities are listed or traded.

We express no opinion as to any obligations that parties other than the Company or HBMC may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. As to the validity and legality of the preferred securities of the HMB Trusts, you will be receiving the opinions of Richards, Layton & Finger, P.A., special Delaware counsel to HMB Trust II and HMB Trust III, in connection with any future offering of the preferred securities by either of the HMB Trusts pursuant to the Registration Statement. We have assumed the accuracy of such opinions and express no opinion with respect to any matters addressed in such opinions.

The foregoing opinions are limited to the federal laws of the United States of America, and the corporate laws of the State of Georgia and Delaware. To the extent that the agreements referred to herein purport to be governed by the laws of the State of New York,

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we have assumed that such laws are the same as those of the State of Georgia. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement. We further consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consents, we do not thereby admit that we are experts within the meaning of Section 7 of the Act.

This opinion is limited to the matters herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion is effective as of the date hereof and we hereby expressly disclaim any obligation to update this opinion for any changes of fact or law which may occur hereafter.

This opinion is delivered to the addressees hereof in connection with the transactions and matters relating to the Registration Statement, the Securities, the trust guarantees and the preferred capital securities of the HMB Trusts and may not be used or relied upon by any other person, and may not be quoted or relied upon for any purpose without our prior written consent.

Very truly yours,

ALSTON & BIRD LLP

By:	/S/ RALPH F. MACDONALD, III
Partner